UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 14, 2009
NORDSTROM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111
INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 14, 2009, Nordstrom, Inc. entered into a Revolving Credit Facility Agreement with each of the initial lenders named therein as Lenders, Bank of America, N.A. as administrative agent, Wells Fargo Bank, N.A. as syndication agent and RBS Citizens, N.A. and U.S. Bank, National Association as documentation agents. This new credit facility has a capacity of $650 million, and replaced our existing $650 million unsecured line of credit which was scheduled to expire in November 2010. The new credit facility is available for working capital, capital expenditures and other lawful general corporate purposes, including as liquidity support for our commercial paper program. Under the terms of the agreement, we pay a variable rate of interest and a commitment fee based on our debt rating. Based upon our current debt rating, we would pay a variable rate of interest of LIBOR plus a margin of 2.125% on the outstanding balance and an annual commitment fee of 0.375% on the total capacity. The Revolving Credit Agreement expires in August 2012, and contains restrictive covenants, which includes maintaining leverage and fixed charge coverage ratios.
Many of the investment banking firms that are a party to the Revolving Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and certain of our subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02. On August 14, 2009, in connection with the credit facility described in Item 1.01, Nordstrom, Inc. terminated its Revolving Credit Facility, dated November 4, 2005 with the financial institutions named therein as Lenders, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, U.S. Bank, National Association, as Documentation Agent and Bank Of America, N.A., as administrative agent. Under the terms of this credit facility, we paid a variable rate of interest based on LIBOR plus a margin of 0.225% on the outstanding balance and an annual commitment fee of 0.075% on the total capacity. The agreement contained restrictive covenants, which included maintaining a leverage ratio.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03. The Revolving Credit Agreement contains standard provisions relating to default and acceleration of our payment obligations upon the occurrence of an event of default, including: the failure to pay principal, interest, fees or other amounts when due; cross-default with other indebtedness; failure to comply with specified agreements, covenants, or obligations; the making of any materially misleading or untrue representation, warranty or certification; commencement of bankruptcy or other insolvency proceedings by or against us; entry of one or more judgments against us that exceed $50 million either individually or in the aggregate; or the failure to pay amounts due to the PBGC or a Plan under Title IV of ERISA.

We also have the option to increase the revolving commitment by up to $100 million to $750 million provided that we obtain a written consent for the increase from each Lender that is increasing their commitment. In addition, no default or event of default can exist at the time of the request and if any amounts are outstanding at the time of the request, we must prepay one or more existing Revolving Loans in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount each Lender will hold its pro rata share (based on its share of the revised Revolving Committed Amount) of outstanding Revolving Loans.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: August 14, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated August 14, 2009 announcing completion of new unsecured revolving credit facility.